EXHIBIT NO. 32

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

§906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of Colony Bankcorp, Inc. (the Company) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, T. Heath Fountain, President and Chief Executive Officer of the Company, and I, Tracie Youngblood, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ T. Heath Fountain

T. Heath Fountain

President and Chief Executive Officer

(principal executive officer)

March 30, 2020

/s/ Tracie Youngblood

Tracie Youngblood

Executive Vice President and Chief Financial Officer

(principal accounting and financial officer)

March 30, 2020

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.